Exhibit 99.1

Cash America Announces First Quarter Net Income and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--April 25, 2013--Cash America International, Inc. (NYSE: CSH) announced today that net income attributable to the Company for the three-month period ended March 31, 2013 increased 6% to $43,926,000 ($1.40 per share) compared to net income of $41,467,000 ($1.30 per share) for the same period in 2012. Earnings per share was up 8% to $1.40 per share for the three-month period ended March 31, 2013, which is near the top of the Company’s published guidance of expected earnings per share of between $1.35 and $1.42 per share from its press release dated January 24, 2013 and above analysts’ published consensus estimates of $1.37 per share as reported by Thompson Reuters.

Consolidated total revenue increased to $468.1 million for the three-month period ended March 31, 2013 compared to $457.5 million in the same period in 2012. Consolidated net revenue increased 6% to $271.9 million during the first quarter of 2013, primarily due to a 23% increase in revenue from consumer loan fees, net of the provision for loan losses. The higher level of net revenue led to an 8% increase in consolidated income from operations, which rose to $77.6 million for the three-month period ended March 31, 2013 compared to $72.0 million for the same period in 2012.

The Company’s E-Commerce segment generated a 27% increase in total revenue to $182.3 million for the three-month period ended March 31, 2013, primarily due to the continued growth in both its domestic and its foreign consumer lending business. The E-Commerce segment experienced expanded marginal profitability during the first quarter of 2013 compared to the prior year, primarily due to lower levels of loan loss provision as a percent of revenue, which contributed to a 37% increase in income from operations for the E-Commerce segment in the three-month period ended March 31, 2013, to $44.2 million.

Commenting on the first quarter results, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “During the first quarter of 2013 we executed well in the delivery of our consumer loan products generating outstanding growth in our E-Commerce business. While much of this growth was offset by the decrease in results in our retail lending services segment, which was expected based on our year-end outlook for this business, we were able to meet our expectations for consolidated financial performance for the first quarter.”

Domestic pawn loan balances ended the period up 4%, to $198 million at March 31, 2013, and domestic pawn loan fees and service charges were up 7% for the three-month period ended March 31, 2013, compared to the same period in 2012. However, the Company’s Retail Services segment, which includes both the domestic and Mexico-based pawn activities, reported an 8% decrease in net revenue to $157.4 million for the three-month period ended March 31, 2013. The decrease in net revenue was primarily due to lower net proceeds from the sale of merchandise, and, to a lesser extent, the reduction in Mexico-based pawn lending activities pursuant to the reorganization of the business, which included the closing of 148 net locations during the last half of 2012.

Cash America will host a conference call to discuss the first quarter results on Thursday, April 25 at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site http://www.cashamerica.com. To listen to the live call, please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common shares outstanding. The dividend will be paid at the close of business on May 22, 2013 to shareholders of record on May 8, 2013.

Outlook for the Second Quarter of 2013 and the 2013 Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and consumer loans. During the first quarter of 2013, the typical seasonal decline in loan balances occurred later in the quarter than usual due to delays in Federal Income Tax refunds to many of our customers. Typically, customers use a portion of these refunds to pay back existing loans and for the purchase of merchandise. At the outset of the second quarter the Company expects loan balances to begin to recover due to seasonal factors. The rate of this increase and the timing has a significant influence on second quarter results and the delay in distribution of tax refunds to our customers is expected to prolong the recovery of consumer loan balances and pawn loan balances. Other elements expected to affect the growth in revenue in future periods include the potential impact of the regulatory governance of loan products, the post-reorganization continued development of the Company’s Mexico-based pawn operations, the prevailing market price of gold and the development and expansion of the Company’s consumer loan products in its e-commerce segment. Based on its views on the preceding factors, management expects that the second quarter 2013 earnings per share will be between 91 cents and 96 cents per share compared to 94 cents per share in the second quarter 2012. At this time, based primarily on the recent decrease in the spot price of gold, management is lowering its previously reported expectations for its fiscal year 2013 earnings per share to a range of between $4.70 and $5.00. This guidance range compares to actual full year 2012 earnings per share of $3.42, which includes one-time events of $25.4 million (81 cents per share) related to Mexico reorganization charges, $8.4 million (27 cents per share) related to the voluntary Ohio customer refund expense, and $2.5 million (7 cents per share) related to expenses associated with the withdrawn proposed initial public offering of the Company’s wholly-owned subsidiary Enova International, Inc.

About the Company

As of March 31, 2013, Cash America International, Inc. operated 966 total locations offering specialty financial services to consumers, which included the following:

  828 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”
  47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño” (previously operated under the name “Prenda Fácil”); and
  91 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 15 states in the United States under the name “Mr. Payroll.”

Additionally, as of March 31, 2013, the Company offered consumer loans over the Internet to customers:

  in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;
  in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk;
  in Australia at http://www.dollarsdirect.com.au; and
  in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.primaryinnovations.net

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the anticipated regulation of consumer financial products and services by the Consumer Financial Protection Bureau; acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products; the reorganization of the Company’s Mexico-based pawn operations; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company's services and the continued acceptance of the online distribution channel by the Company’s online loan customers; fluctuations in the price of gold or a deterioration in economic conditions; changes in competition; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; security breaches, cyber attacks or fraudulent activity; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2013	2012

Consolidated Operations:
Total revenue	$468,128	$457,488
Net revenue	271,941	256,784
Total expenses	194,355	184,776

Income from Operations	$77,586	$72,008

Income before income taxes	69,716	64,831

Net Income	$43,922	$40,523

Net loss attributable to the noncontrolling interest	4	944

Net Income Attributable to Cash America International, Inc.	$43,926	$41,467

Earnings per share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$1.51	$1.40
Diluted	$1.40	$1.30

Weighted average common shares outstanding:
Basic	29,100	29,616
Diluted	31,371	31,912

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)
	March 31,		December 31,
	2013	2012	2012

Assets
Current assets:
Cash and cash equivalents	$78,361	$63,606	$63,134
Pawn loans	202,982	206,343	244,640
Consumer loans, net	253,801	200,365	289,418
Merchandise held for disposition, net	146,041	139,519	167,409
Pawn loan fees and service charges receivable	40,560	38,797	48,991
Income taxes receivable	15,522	-	-
Prepaid expenses and other assets	38,431	34,213	35,605
Deferred tax assets	45,771	32,312	48,992
Total current assets	821,469	715,155	898,189
Property and equipment, net	255,165	250,722	261,771
Goodwill	611,240	567,830	608,216
Intangible assets, net	35,168	33,956	36,473
Other assets	12,405	15,074	13,609
Total assets	$1,735,447	$1,582,737	$1,818,258

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$115,886	$88,472	$126,664
Customer deposits	12,826	11,464	11,420
Income taxes currently payable	-	19,894	5,922
Current portion of long-term debt	22,606	35,939	43,617
Total current liabilities	151,318	155,769	187,623
Deferred tax liabilities	104,524	92,277	101,711
Noncurrent income tax payable	37,094	2,602	2,703
Other liabilities	1,418	1,254	888
Long-term debt	427,777	371,969	534,713
Total liabilities	$722,131	$623,871	$827,638

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued and outstanding
	3,024	3,024	3,024
Additional paid-in capital	155,617	164,722	157,613
Retained earnings	922,347	816,496	879,434
Accumulated other comprehensive income	4,202	3,460	3,128
Treasury shares, at cost (1,713,387 shares, 888,336 shares and 1,351,712 shares at March 31, 2013 and 2012, and at December 31, 2012, respectively)	(70,596)	(33,051)	(51,304)
Total Cash America International, Inc. shareholders' equity	1,014,594	954,651	991,895
Noncontrolling interest	(1,278)	4,215	(1,275)
Total equity	1,013,316	958,866	990,620
Total liabilities and equity	$1,735,447	$1,582,737	$1,818,258

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Revenue
Pawn loan fees and service charges	$75,914	$72,899
Proceeds from disposition of merchandise	178,717	208,383
Consumer loan fees	210,205	172,840
Other	3,292	3,366
Total Revenue	468,128	457,488
Cost of Revenue
Disposed merchandise	121,335	138,321
Consumer loan loss provision	74,852	62,383
Total Cost of Revenue	196,187	200,704

Net Revenue	271,941	256,784
Expenses
Operations and administration	176,824	170,155
Depreciation and amortization	17,531	14,621
Total Expenses	194,355	184,776
Income from Operations	77,586	72,008
Interest expense	(7,445)	(7,176)
Interest income	63	29
Foreign currency transaction (loss) gain	(377)	87
Equity in loss of unconsolidated subsidiary	(111)	(117)
Income before Income Taxes	69,716	64,831
Provision for income taxes	25,794	24,308
Net Income	43,922	40,523
Net loss attributable to the noncontrolling interest	4	944
Net Income Attributable to Cash America International, Inc.	$43,926	$41,467
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$1.51	$1.40
Diluted	$1.40	$1.30
Weighted average common shares outstanding:
Basic	29,100	29,616
Diluted	31,371	31,912
Dividends declared per common share	$0.035	$0.035

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND OPERATING DATA

The following tables outline certain data related to the pawn loan activities of Cash America International, Inc. and its subsidiaries (the “Company”) as of and for the three months ended March 31, 2013 and 2012 (dollars in thousands).

	2013			2012
	Domestic	Foreign	Total	Domestic	Foreign	Total
As of March 31,
Ending pawn loan balances	$197,998	$4,984	$202,982	$189,721	$16,622	$206,343
Ending merchandise balance, net	$140,667	$5,374	$146,041	$128,206	$11,313	$139,519

Three Months Ended March 31,

Pawn loan fees and service charges	$74,174	$1,740	$75,914	$69,413	$3,486	$72,899
Average pawn loan balance outstanding	$222,796	$4,512	$227,308	$214,836	$16,067	$230,903
Amount of pawn loans written and renewed	$215,376	$13,093	$228,469	$205,454	$37,396	$242,850
Annualized yield on pawn loans	135.0%	156.4%	135.4%	129.9%	87.3%	127.0%
Average amount per pawn loan (in ones)	$130	$86	$126	$130	$100	$125
Gross profit margin on disposition of merchandise	32.4%	20.1%	32.1%	35.1%	9.7%	33.6%
Merchandise turnover	3.1	2.7	3.1	3.5	4.0	3.6

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is the Company's cost basis in the loan or the amount paid for purchased merchandise. The following table summarizes the proceeds from the disposition of merchandise and the related profit for the three months ended March 31, 2013 and 2012 (dollars in thousands).

	Three Months Ended March 31,
	2013			2012
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$112,410	$66,307	$178,717	$112,032	$96,351	$208,383
Gross profit on disposition	$41,990	$15,392	$57,382	$41,746	$28,316	$70,062
Gross profit margin	37.4%	23.2%	32.1%	37.3%	29.4%	33.6%
Percentage of total gross profit	73.2%	26.8%	100.0%	59.6%	40.4%	100.0%

The following table summarizes the age of merchandise held for disposition before valuation allowance of $0.9 million and $0.7 million at March 31, 2013 and 2012, respectively (dollars in thousands).

	As of March 31,
	2013		2012
	Amount	%	Amount	%
Jewelry - held for one year or less	$85,344	58.1	$87,597	62.5
Other merchandise - held for one year or less	52,852	36.0	46,250	33.0
Total merchandise held for one year or less	138,196	94.1	133,847	95.5
Jewelry - held for more than one year	3,199	2.2	2,708	1.9
Other merchandise - held for more than one year	5,497	3.7	3,664	2.6
Total merchandise held for more than one year	8,696	5.9	6,372	4.5
Total merchandise held for disposition	$146,892	100.0	$140,219	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA

The following table sets forth consumer loan fees by segment, adjusted for the deduction of the loan loss provision for the three months ended March 31, 2013 and 2012 (dollars in thousands, except where otherwise noted).

	Three Months Ended March 31,
	2013			2012
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$25,207	$115,008	$140,215	$26,911	$109,731	$136,642
Interest and fees on line of credit accounts	-	23,234	23,234	-	11,651	11,651
Interest and fees on installment loans	3,115	43,641	46,756	2,461	22,086	24,547
Consumer loan fees	$28,322	$181,883	$210,205	$29,372	$143,468	$172,840
Consumer loan loss provision	6,778	68,074	74,852	4,466	57,917	62,383
Consumer loan fees, net of loss provision	$21,544	$113,809	$135,353	$24,906	$85,551	$110,457

Year-over-year change - $	$(3,362)	$28,258	$24,896	$2,254	$24,576	$26,830
Year-over-year change - %	(13.5)%	33.0%	22.5%	10.0%	40.3%	32.1%
Consumer loan loss provision as a % of consumer loan fees	23.9%	37.4%	35.6%	15.2%	40.4%	36.1%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has reported consumer loans written and renewed, which is statistical data that is not included in the Company’s financial statements. The Company also reports allowances and liabilities for estimated losses on consumer loans individually and on a combined basis, which are GAAP measures that are included in the Company’s financial statements.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. Management believes the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA

The following tables summarize selected data related to the Company’s consumer loan activities as of March 31, 2013 and 2012 and for the three months ended March 31, 2013 and 2012 (dollars in thousands, except where otherwise noted).

			Three Months Ended
			March 31,
			2013	2012
Combined consumer loan loss provision as a % of combined consumer loans written and renewed(a)			9.1%	8.1%
Charge-offs (net of recoveries) as a % of combined consumer loans written and renewed(a)			10.2%	8.8%
Combined consumer loan loss provision as a % of consumer loan fees			35.6%	36.1%

(a)The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.

	As of March 31,
	2013			2012
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Retail Services
Short-term loans	$38,747	$4,774	$43,521	$38,852	$6,239	$45,091
Installment loans	9,667	9,130	18,797	7,859	6,043	13,902
Total Retail Services, gross	48,414	13,904	62,318	46,711	12,282	58,993
E-Commerce
Domestic
Short-term loans	28,278	29,592	57,870	28,252	28,771	57,023
Line of credit accounts	36,955	-	36,955	20,115	-	20,115
Installment loans	40,292	-	40,292	22,283	-	22,283
Total Domestic, gross	105,525	29,592	135,117	70,650	28,771	99,421

Foreign
Short-term loans	100,703	410	101,113	96,714	3,450	100,164
Installment loans	76,826	-	76,826	45,003	-	45,003
Total Foreign, gross	177,529	410	177,939	141,717	3,450	145,167
Total E-Commerce, gross	283,054	30,002	313,056	212,367	32,221	244,588

Total ending loan balance, gross	331,468	43,906	375,374	259,078	44,503	303,581
Less: Allowance and liabilities for losses	(77,667)	(2,095)	(79,762)	(58,713)	(1,993)	(60,706)
Total ending loan balance, net	$253,801	$41,811	$295,612	$200,365	$42,510	$242,875
Allowance and liability for losses as a % of combined consumer loan balances, gross(b)	23.4%	4.8%	21.2%	22.7%	4.5%	20.0%

(a)GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company's credit services organization programs (the "CSO programs"), so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its financial statements.
(b)Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA

The following table summarizes the consumer loans written and renewed for the three months ended March 31, 2013 and 2012 (dollars in thousands, except where otherwise noted).

	Three Months Ended March 31,
	2013			2012
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
Amount of consumer loans written and renewed (dollars in thousands):
Retail Services
Short-term loans	$171,920	$28,326	$200,246	$175,674	$37,367	$213,041
Installment loans	1,446	3,712	5,158	1,511	1,860	3,371
Total Retail Services	173,366	32,038	205,404	177,185	39,227	216,412
E-Commerce
Domestic
Short-term loans	72,628	174,266	246,894	81,681	162,282	243,963
Line of credit accounts	28,806	-	28,806	18,377	-	18,377
Installment loans	24,671	-	24,671	11,266	-	11,266
Total Domestic	126,105	174,266	300,371	111,324	162,282	273,606
Foreign
Short-term loans	266,327	13,232	279,559	240,521	17,797	258,318
Installment loans	40,585	-	40,585	24,683	-	24,683
Total Foreign	306,912	13,232	320,144	265,204	17,797	283,001
Total E-Commerce	433,017	187,498	620,515	376,528	180,079	556,607

Total amount of consumer loans written and renewed	$606,383	$219,536	$825,919	$553,713	$219,306	$773,019

Number of consumer loans written and renewed (in ones):
Retail Services
Short-term loans	355,313	53,989	409,302	369,384	66,731	436,115
Installment loans	1,396	634	2,030	1,537	277	1,814
Total Retail Services	356,709	54,623	411,332	370,921	67,008	437,929
E-Commerce
Domestic
Short-term loans	243,248	235,222	478,470	245,444	219,126	464,570
Line of credit accounts	111,651	-	111,651	70,941	-	70,941
Installment loans	23,185	-	23,185	10,015	-	10,015
Total Domestic	378,084	235,222	613,306	326,400	219,126	545,526

Foreign
Short-term loans	466,904	17,316	484,220	452,203	23,355	475,558
Installment loans	33,075	-	33,075	21,782	-	21,782
Total Foreign	499,979	17,316	517,295	473,985	23,355	497,340
Total E-Commerce	878,063	252,538	1,130,601	800,385	242,481	1,042,866

Total number of consumer loans written and renewed	1,234,772	307,161	1,541,933	1,171,306	309,489	1,480,795

(a)The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b)Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT

The following tables contain operating segment data for the three months ended March 31, 2013 and 2012 by segment, for the Company’s corporate operations and on a consolidated basis (dollars in thousands).

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended March 31, 2013
Revenue
Pawn loan fees and service charges	$74,174	$1,740	$75,914	$-	$-	$-	$-	$75,914
Proceeds from disposition of merchandise	174,150	4,567	178,717	-	-	-	-	178,717
Consumer loan fees	28,322	-	28,322	90,641	91,242	181,883	-	210,205
Other	2,500	93	2,593	441	7	448	251	3,292
Total revenue	279,146	6,400	285,546	91,082	91,249	182,331	251	468,128
Cost of revenue
Disposed merchandise	117,687	3,648	121,335	-	-	-	-	121,335
Consumer loan loss provision	6,778	-	6,778	29,823	38,251	68,074	-	74,852
Total cost of revenue	124,465	3,648	128,113	29,823	38,251	68,074	-	196,187

Net revenue	154,681	2,752	157,433	61,259	52,998	114,257	251	271,941
Expenses
Operations and administration	90,702	3,603	94,305	30,755	34,827	65,582	16,937	176,824
Depreciation and amortization	8,801	399	9,200	3,883	560	4,443	3,888	17,531
Total expenses	99,503	4,002	103,505	34,638	35,387	70,025	20,825	194,355
Income (loss) from operations	$55,178	$(1,250)	$53,928	$26,621	$17,611	$44,232	$(20,574)	$77,586
As of March 31, 2013
Total assets	$915,772	$128,534	$1,044,306	$374,513	$185,439	$559,952	$131,189	$1,735,447
Goodwill			$400,871			$210,369		$611,240

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended March 31, 2012
Revenue
Pawn loan fees and service charges	$69,413	$3,486	$72,899	$-	$-	$-	$-	$72,899
Proceeds from disposition of merchandise	195,986	12,397	208,383	-	-	-	-	208,383
Consumer loan fees	29,372	-	29,372	69,124	74,344	143,468	-	172,840
Other	2,962	49	3,011	165	(6)	159	196	3,366
Total revenue	297,733	15,932	313,665	69,289	74,338	143,627	196	457,488
Cost of revenue
Disposed merchandise	127,128	11,193	138,321	-	-	-	-	138,321
Consumer loan loss provision	4,466	-	4,466	21,954	35,963	57,917	-	62,383
Total cost of revenue	131,594	11,193	142,787	21,954	35,963	57,917	-	200,704
Net revenue	166,139	4,739	170,878	47,335	38,375	85,710	196	256,784
Expenses
Operations and administration	91,259	8,194	99,453	23,816	26,723	50,539	20,163	170,155
Depreciation and amortization	7,132	1,128	8,260	2,612	263	2,875	3,486	14,621
Total expenses	98,391	9,322	107,713	26,428	26,986	53,414	23,649	184,776
Income (loss) from operations	$67,748	$(4,583)	$63,165	$20,907	$11,389	$32,296	$(23,453)	$72,008
As of March 31, 2012
Total assets	$844,689	$123,245	$967,934	$339,199	$143,757	$482,956	$131,847	$1,582,737
Goodwill			$357,459			$210,371		$567,830

Corporate operations primarily include corporate expenses, such as legal, occupancy, and other costs related to corporate service functions, such as executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax and information systems (except for online lending systems, which are included in the e-commerce segment). Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include corporate property and equipment, nonqualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment offering pawn lending, consumer lending, and other ancillary services as of March 31, 2013 and 2012. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” In addition, certain recently acquired domestic retail services locations operate under various names that are expected to be changed to “Cash America Pawn” or “SuperPawn” during 2013. The Company’s foreign retail services locations operate under the name “Cash America casa de empeño.”

	As of March 31,
	2013			2012
	Domestic(a)	Foreign	Total	Domestic(a)(b)	Foreign	Total
Retail services locations offering:
Both pawn and consumer lending	580	-	580	574	-	574
Pawn lending only	167	47	214	127	193	320
Consumer lending only	81	-	81	85	-	85
Other (c)	91	-	91	101	-	101
Total retail services	919	47	966	887	193	1,080

(a) Except as described in (c) below, includes locations operating in 22 and 23 states in the United States as of March 31, 2013 and 2012, respectively.
(b) Includes one unconsolidated franchised location operating under the name “Cash America Pawn” as of March 31, 2012.

(c) As of March 31, 2013 and 2012, includes 91 and 95 unconsolidated franchised check cashing locations, respectively and as of March 31, 2012 includes six consolidated Company-owned check cashing locations. As of March 31, 2013 and 2012, includes locations operating in 15 and 16 states in the United States, respectively.

E-Commerce Segment

As of March 31, 2013 and 2012, the Company’s e-commerce segment operated in 32 states in the United States and in three other foreign countries:

  in the United States at http://www.cashnetusa.com and http://www.netcredit.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

As of March 31, 2013, the Company also offered a line of credit product in Mexico under the trade name “Debit Plus.” The Company plans to cease offering this line of credit product in Mexico during the second quarter of 2013. The results of operations associated with this product are not material to the e-commerce segment or to the Company.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

The following table provides a reconciliation for the three months ended March 31, 2013 and 2012 between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2013		2012
	$	Per Diluted Share(a)	$	Per Diluted Share(a)

Net income and diluted earnings per share attributable to Cash America International, Inc.	$43,926	$1.40	$41,467	$1.30
Adjustments (net of tax):
Intangible asset amortization	832	0.03	738	0.02
Non-cash equity-based compensation	988	0.03	972	0.03
Convertible debt non-cash interest and issuance cost amortization	626	0.02	581	0.02
Foreign currency transaction loss (gain)	238	0.01	(54)	-
Adjusted earnings and adjusted earnings per share	$46,610	$1.49	$43,704	$1.37

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, equity in earnings or loss of unconsolidated subsidiary and provision for income taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s liquidity and estimated enterprise value. In addition, management believes that the adjustments shown below, especially the adjustments for charges related to events that occurred during the third and fourth quarters of 2012, such as the withdrawn proposed initial public offering of the Company’s wholly-owned subsidiary, Enova International, Inc., the reorganization of the Company’s Mexico-based pawn operations, and the voluntary reimbursements to Ohio customers are useful to investors in order to allow them to compare the Company’s financial results for the current and prior year trailing 12 months. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

	Trailing 12 Months Ended
	March 31,
	2013		2012
Net income attributable to Cash America International, Inc.	$109,929		$141,052

Adjustments:
Charges related to withdrawn proposed Enova IPO(a)	3,424		-
Charges related to Mexico Reorganization(b)	28,873		-
Charges related to Ohio Reimbursements(c)	13,400		-
Depreciation and amortization expenses	65,774	(d)	56,328
Interest expense, net	29,222		27,005
Foreign currency transaction loss	777		1,082
Equity in loss of unconsolidated subsidiary	289		217
Provision for income taxes	78,981	(e)	84,916
Net loss attributable to the noncontrolling interest	(4,866)	(f)	(1,150)
Adjusted EBITDA	$325,803		$309,450

Adjusted EBITDA margin calculated as follows:
Total revenue	$1,811,070		$1,675,688
Adjusted EBITDA	325,803		309,450
Adjusted EBITDA as a percentage of total revenue	18.0%		18.5%

(a) Represents charges directly related to the proposed Enova IPO that was withdrawn in July 2012, before tax benefit of $1.3 million.

(b) Represents charges related to the Mexico Reorganization, before tax benefit of $1.2 million and noncontrolling interest of $2.3 million. Includes $12.6 million and $7.2 million of depreciation and amortization expenses and charges for the recognition of a deferred tax asset valuation allowance, respectively, as noted in (d) and (e) below.

(c) Represents charges related to the Ohio Reimbursements, before tax benefit of $5.0 million.
(d) Excludes $12.6 million of depreciation and amortization expenses, which are included in “Charges related to the Mexico Reorganization” in the table above.

(e) Excludes a $7.2 million charge for the recognition of a deferred tax asset valuation allowance, which is included in “Charges related to the Mexico Reorganization” in the table above. Includes an income tax benefit related to the Mexico Reorganization of $1.2 million.

(f) Includes $2.3 million of noncontrolling interests related to the Mexico Reorganization.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100